Exhibit 99

                        Press Released dated May 26, 2004


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                FIRSTBANK NW CORP. SETS 2004 ANNUAL MEETING DATE

         Clarkston, Washington, May 26, 2004--FirstBank NW Corp. (Nasdaq:FBNW) today announced that Wednesday, July 21, 2004 has been established as the date of its Annual Meeting of Stockholders. The meeting will be held at the Quality Inn, 700 Port Drive, Clarkston, Washington, beginning at 2:00 p.m., Pacific Time. The date of record for voting at the Annual Meeting will be June 4, 2004.

         FirstBank NW Corp. is the parent of FirstBank Northwest. Founded in 1920, FirstBank Northwest is based in Clarkston, Washington. FirstBank Northwest operates twenty branch locations in northern Idaho along the Idaho/Washington border and in eastern Oregon, in addition to residential loan centers in Lewiston, Coeur d'Alene, and Boise, Idaho, and Baker City, Oregon. Salomon Smith Barney has investment centers in FirstBank's Coeur d'Alene, Idaho, Clarkston and Liberty Lake, Washington, and Baker City, LaGrande, Pendleton and Ontario, Oregon branches. FirstBank Northwest is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

         CONTACT:          Clyde Conklin, 509-295-5100